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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement No. 333-185564 on Form S-8 for the AbbVie Savings Program; Registration Statement No. 333-185563 on Form S-8 for the AbbVie Deferred Compensation Plan; Registration Statement No. 333-185562 on Form S-8 for the AbbVie 2013 Employee Stock Purchase Plan for Non-U.S. Employees; and Registration Statement No. 333-185561 on Form S-8 for the AbbVie 2013 Incentive Stock Program of our report dated March 15, 2013, relating to the combined financial statements of AbbVie Inc. as of and for the two years ended December 31, 2012 (which reports an unqualified opinion and includes an emphasis of matter paragraph regarding the fact that the Company's financial statements have been derived from the accounting records of Abbott Laboratories and include expense allocations for certain corporate functions historically provided by Abbott Laboratories) appearing in this Annual Report on Form 10-K of AbbVie Inc. for the year ended December 31, 2013.

/s/ Deloitte & Touche LLP

Chicago, Illinois
February 21, 2014

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM